First Internet Bancorp Reports Fourth Quarter and Full Year 2018 Results

Highlights for the fourth quarter include:

▪	Net income of $3.6 million, including a $2.4 million pre-tax write-down of legacy OREO, compared to $3.5 million in the fourth quarter of 2017

▪	Diluted earnings per share of $0.35, or adjusted diluted earnings per share of $0.53 excluding the OREO write-down

▪	Total loans increased $625 million from December 31, 2017, or 29.9%, and $223 million from September 30, 2018, or 8.9%

Fishers, Indiana, January 23, 2019 - First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the fourth quarter and full year ended December 31, 2018. Net income for the fourth quarter of 2018 was $3.6 million, or $0.35 diluted earnings per share. This compares to net income of $6.3 million, or $0.61 diluted earnings per share, for the third quarter of 2018, and net income of $3.5 million, or $0.41 diluted earnings per share, for the fourth quarter of 2017.

The fourth quarter’s results included a $2.4 million pre-tax write-down of commercial other real estate owned (“OREO”). Excluding this charge, adjusted net income for the quarter was $5.5 million and adjusted diluted earnings per share was $0.53.

For the twelve month period ended December 31, 2018, net income was a record $21.9 million and diluted earnings per share were $2.30 compared to net income of $15.2 million and diluted earnings per share of $2.13 for the twelve month period ended December 31, 2017.

“First Internet Bancorp had another successful year during 2018 as we reported record annual net income, driven by full year loan growth of 30%, excellent credit quality and well-managed expenses,” said David Becker, Chairman, President and Chief Executive Officer. “We generated strong growth in both commercial and consumer loans, particularly in a number of our specialty lending areas, including single tenant lease financing, public finance, healthcare finance and horse trailer and recreational vehicle lending.

“Looking to 2019, we continue to see opportunities to expand our market share across our collection of specialty lending franchises, as well as adding new areas of lending to further diversify and improve our revenue mix. We continue to take a disciplined approach to capital deployment and will actively manage the balance sheet to drive profitable growth,” Becker added. “As always, I would like to thank the entire First Internet team who worked very hard to deliver these record 2018 results. Their dedication and efforts will continue to be the key to our ongoing growth and success.”

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2018 was $15.4 million, compared to $16.0 million for the third quarter of 2018. On a fully-taxable equivalent basis, net interest income for the fourth quarter was $16.9 million, compared to $17.3 million for the third quarter. Net interest income was flat on a reported and fully-taxable equivalent basis, when compared to the fourth quarter of 2017.

Total interest income for the fourth quarter of 2018 was $31.8 million, an increase of 5.4%, compared to the third quarter of 2018, and an increase of 29.3% compared to the fourth quarter of 2017. On a fully-taxable equivalent basis, total interest income for the fourth quarter was $33.3 million, an increase of 5.5% compared to the third quarter, and an increase of 27.2% compared to the fourth quarter of 2017. The increase in total interest income compared to the third quarter of 2018 was driven primarily by a $158.7 million, or 5.2%, increase in average interest-earning assets. Compared to the linked quarter, the yield on interest-earning assets for the fourth quarter was flat at 3.90% as increases in the yields earned on securities and other earning assets were offset by a decline in the yield earned on the loan portfolio, including loans held for sale. The decline in the yield earned on the loan portfolio was due primarily to significantly lower prepayment fees.

Total interest expense for the fourth quarter of 2018 was $16.4 million, an increase of 15.3%, compared to the third quarter of 2018, and an increase of 77.1% compared to the fourth quarter of 2017. The increase in total interest expense compared to the third quarter of 2018 was driven primarily by a $104.0 million increase in average interest-bearing deposit balances, combined with the effect of a 19 basis point increase in the cost of funds related to those deposits. Deposit costs were impacted during the quarter by the continued rise in short term interest rates as well as the use of longer duration structures to mitigate long term interest rate risk. In addition, the average balance of Federal Home Loan Bank advances increased by $60.4 million and the interest rate on those advances increased by 16 basis points compared to the third quarter of 2018.

Net interest margin (“NIM”) was 1.89% for the fourth quarter of 2018, compared to 2.06% for the third quarter of 2018 and 2.35% for the fourth quarter of 2017. On a fully-taxable equivalent basis, NIM decreased 16 basis points to 2.07% for the fourth quarter of 2018, from 2.23% for the third quarter of 2018, and was down from 2.59% for the fourth quarter of 2017. Compared to the linked quarter, the decline in NIM was due primarily to the higher cost of funds during the quarter and the decline in loan prepayment fees.

Noninterest Income
Noninterest income for the fourth quarter of 2018 was $2.0 million which was essentially flat when compared to the third quarter of 2018, and down from $2.5 million for the fourth quarter of 2017. During the fourth quarter, the Company had seasonally lower revenue from mortgage banking activities as mandatory pipeline volumes were down compared to the third quarter of 2018, which was offset by increases in gain on sale of loans and other noninterest income. The increase in gain on sale of loans was due to the Company selling $15.4 million of seasoned single tenant lease financing loans at a slight premium to par.

Noninterest Expense
Noninterest expense for the fourth quarter of 2018 was $12.7 million, compared to $10.0 million for the third quarter of 2018 and $9.7 million for the fourth quarter of 2017. The increase from the third quarter was due primarily to a $2.4 million write-down of two commercial OREO properties. The revaluation of the OREO was driven by deteriorating conditions in the market where the properties are located and the commencement of a marketing strategy to move the properties off the Company’s balance sheet.

Income Taxes
The Company reported an income tax benefit of $0.3 million for the fourth quarter of 2018, compared to income tax expense of $0.7 million and an effective tax rate of 10.6% for the third quarter of 2018 and $3.5 million and an effective tax rate of 50.2% for the fourth quarter of 2017. The income tax benefit reported in the fourth quarter of 2018 is primarily related to the write-down of the OREO properties. When excluding the income tax benefit related to the OREO write-down, the Company’s adjusted effective income tax rate was 3.1%, reflecting the continued growth in the public finance portfolio and the proportion of tax-exempt income relative to overall total pre-tax income.

Loans and Credit Quality
Total loans as of December 31, 2018 were $2.7 billion, an increase of $222.6 million, or 8.9%, compared to September 30, 2018 and $625.0 million, or 29.9%, compared to December 31, 2017. Total commercial loan balances were $2.0 billion as of December 31, 2018, an increase of $163.8 million, or 9.0%, compared to September 30, 2018 and $462.0 million, or 30.2%, compared to December 31, 2017. The growth in commercial loan balances was driven largely by production in public finance, healthcare finance and single tenant lease financing.

Total consumer loan balances were $708.4 million as of December 31, 2018, an increase of $46.6 million, or 7.0%, compared to September 30, 2018 and $150.4 million, or 26.9%, compared to December 31, 2017. The growth in consumer loan balances was driven primarily by increased draw-downs on residential construction loans and production in portfolio residential mortgages, horse trailers and recreational vehicles.

Total delinquencies 30 days or more past due increased to 0.15% of total loans as of December 31, 2018, up from 0.02% as of September 30, 2018 and 0.05% as of December 31, 2017. The increase in delinquencies was due primarily to one seasoned residential mortgage loan with an unpaid principal balance of $3.1 million and a collateral value of $5.3 million based on a recent appraisal. Overall credit quality remained solid as nonperforming loans to total loans remained low at 0.03% as of December 31, 2018, compared to 0.01% at September 30, 2018 and down from 0.04% as of December 31, 2017.

The allowance for loan losses as a percentage of total loans was 0.66% as of December 31, 2018, compared to 0.67% as of September 30, 2018 and 0.72% as of December 31, 2017. The decline in the allowance as a percentage of total loans was due primarily to the continued growth in the public finance portfolio, as well as growth in the residential mortgage portfolio, as these loan categories generally have lower loss reserve factors than other loan types.

Net charge-offs of $0.3 million were recognized during the fourth quarter of 2018, resulting in net charge-offs to average loans of 0.05%, compared to 0.04% for the third quarter and 0.06% for the fourth quarter of 2017. The provision for loan losses in the fourth quarter was $1.5 million, compared to $0.9 million for the third quarter and $1.2 million for the fourth quarter of 2017. The increase in the provision for loan losses compared to the third quarter of 2018 was driven primarily by the loan growth discussed above.

Balance Sheet Management
To increase asset sensitivity and reduce long term interest rate risk, the Company maintained its asset hedging strategy that was initiated in the fourth quarter of 2017. As of December 31, 2018, the Company had a total notional value of $435.9 million of pay fixed / receive variable interest rate swaps in place to hedge public finance loans, representing 61.7% of the total public finance loan balances outstanding. Including $88.2 million of notional value interest rate swaps in place to hedge fixed rate investment securities, the Company had swaps with a total notional value of $524.1 million in place at the end of the fourth quarter of 2018 to effectively convert long term fixed rate assets to variable rate and mitigate the impact of higher short-term interest rates on deposit and funding costs.

The Company also maintained its liability hedging strategy using pay fixed / receive variable interest rate swaps, extending the duration of short term FHLB advances and brokered variable rate money market deposits to lessen the impact of future short term interest rate increases on deposit pricing. As of December 31, 2018, the Company had $210.0 million of notional value interest rate swaps related to these funding sources. Similar to the asset hedging strategy, these swaps are intended to improve asset sensitivity and reduce long term interest rate risk.

Capital
As of December 31, 2018, total shareholders’ equity was $288.7 million, increasing $1.0 million, or 0.3%, compared to September 30, 2018, primarily due to the net income earned during the quarter. Tangible book value per share increased to $27.93 as of December 31, 2018, from $27.80 as of September 30, 2018 and $26.09 as of December 31, 2017.

In connection with the announced stock repurchase program, the Company repurchased 10,897 shares during the fourth quarter at an average price of $19.83 per share. Subsequent to quarter-end, the Company repurchased an additional 17,101 shares at an average price of $23.07.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of December 31, 2018.

	As of December 31, 2018
	Company	Bank

Total shareholders' equity to assets	8.15%	7.75%
Tangible common equity to tangible assets [1]	8.03%	7.63%
Tier 1 leverage ratio [2]	9.00%	8.57%
Common equity tier 1 capital ratio [2]	12.39%	11.81%
Tier 1 capital ratio [2]	12.39%	11.81%
Total risk-based capital ratio [2]	14.53%	12.55%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, January 24, 2019 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 317-6016. A recorded replay can be accessed through February 24, 2019 by dialing (877) 344-7529; passcode: 10127579.
Additionally, interested parties can listen to a live webcast of the call on Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $3.5 billion as of December 31, 2018. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income - FTE, net interest income - FTE, net interest margin - FTE, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net income	$3,576	$6,288	$3,498	$21,900	$15,226

Per share and share information
Earnings per share - basic	$0.35	$0.61	$0.41	$2.31	$2.14
Earnings per share - diluted	0.35	0.61	0.41	2.30	2.13
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	28.39	28.26	26.65	28.39	26.65
Tangible book value per common share	27.93	27.80	26.09	27.93	26.09
Common shares outstanding	10,170,778	10,181,675	8,411,077	10,170,778	8,411,077
Average common shares outstanding:
Basic	10,263,086	10,261,967	8,490,951	9,490,506	7,118,628
Diluted	10,275,040	10,273,766	8,527,599	9,508,653	7,149,302
Performance ratios
Return on average assets	0.43%	0.79%	0.52%	0.72%	0.66%
Return on average shareholders' equity	4.89%	8.75%	6.23%	8.44%	8.54%
Return on average tangible common equity	4.98%	8.89%	6.37%	8.60%	8.77%
Net interest margin	1.89%	2.06%	2.35%	2.09%	2.39%
Net interest margin - FTE [1]	2.07%	2.23%	2.59%	2.25%	2.57%
Capital ratios [2]
Total shareholders' equity to assets	8.15%	8.98%	8.10%	8.15%	8.10%
Tangible common equity to tangible assets	8.03%	8.85%	7.94%	8.03%	7.94%
Tier 1 leverage ratio	9.00%	9.40%	8.45%	9.00%	8.45%
Common equity tier 1 capital ratio	12.39%	13.14%	11.43%	12.39%	11.43%
Tier 1 capital ratio	12.39%	13.14%	11.43%	12.39%	11.43%
Total risk-based capital ratio	14.53%	15.38%	14.07%	14.53%	14.07%
Asset quality
Nonperforming loans	$889	$256	$839	$889	$839
Nonperforming assets	3,508	5,304	5,892	3,508	5,892
Nonperforming loans to loans	0.03%	0.01%	0.04%	0.03%	0.04%
Nonperforming assets to total assets	0.10%	0.17%	0.21%	0.10%	0.21%
Allowance for loan losses to:
Loans	0.66%	0.67%	0.72%	0.66%	0.72%
Nonperforming loans	2,013.1%	6,525.0%	1,784.3%	2,013.1%	1,784.3%
Net charge-offs to average loans	0.05%	0.04%	0.06%	0.04%	0.05%
Average balance sheet information
Loans	$2,577,584	$2,440,982	$1,970,994	$2,364,336	$1,661,813
Total securities	494,256	483,900	500,627	486,030	496,143
Other earning assets	148,311	131,306	95,049	116,074	79,461
Total interest-earning assets	3,236,144	3,077,415	2,588,677	2,984,608	2,257,853
Total assets	3,320,850	3,148,230	2,650,583	3,055,224	2,313,469
Noninterest-bearing deposits	48,779	44,921	40,618	45,562	35,043
Interest-bearing deposits	2,472,443	2,368,472	1,963,405	2,272,037	1,713,603
Total deposits	2,521,222	2,413,393	2,004,023	2,317,599	1,748,646
Shareholders' equity	289,844	285,207	222,670	259,416	178,212

1 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017
2 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2017)
Amounts in thousands
	December 31, 2018	September 30, 2018	December 31, 2017
Assets
Cash and due from banks	$7,080	$3,517	$4,539
Interest-bearing deposits	181,632	82,273	43,442
Securities available-for-sale, at fair value	481,345	468,997	473,275
Securities held-to-maturity, at amortized cost	22,750	20,200	19,209
Loans held-for-sale	18,328	23,493	51,407
Loans	2,716,228	2,493,622	2,091,193
Allowance for loan losses	(17,896)	(16,704)	(14,970)
Net loans	2,698,332	2,476,918	2,076,223
Accrued interest receivable	16,822	14,472	11,944
Federal Home Loan Bank of Indianapolis stock	23,625	22,050	19,575
Cash surrender value of bank-owned life insurance	36,059	35,819	35,105
Premises and equipment, net	10,697	10,041	10,058
Goodwill	4,687	4,687	4,687
Other real estate owned	2,619	5,041	5,041
Accrued income and other assets	37,716	35,410	13,182
Total assets	$3,541,692	$3,202,918	$2,767,687

Liabilities
Noninterest-bearing deposits	$43,301	$42,750	$44,686
Interest-bearing deposits	2,628,050	2,403,814	2,040,255
Total deposits	2,671,351	2,446,564	2,084,941
Advances from Federal Home Loan Bank	525,153	425,160	410,176
Subordinated debt	33,875	33,837	36,726
Accrued interest payable	1,108	887	311
Accrued expenses and other liabilities	21,470	8,730	11,406
Total liabilities	3,252,957	2,915,178	2,543,560
Shareholders' equity
Voting common stock	227,587	227,454	172,043
Retained earnings	77,689	74,733	57,103
Accumulated other comprehensive loss	(16,541)	(14,447)	(5,019)
Total shareholders' equity	288,735	287,740	224,127
Total liabilities and shareholders' equity	$3,541,692	$3,202,918	$2,767,687

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2017)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income
Loans	$27,249	$26,019	$20,971	$99,082	$70,465
Securities - taxable	2,927	2,659	2,521	10,630	10,036
Securities - non-taxable	701	698	696	2,810	2,786
Other earning assets	972	847	450	2,945	1,410
Total interest income	31,849	30,223	24,638	115,467	84,697
Interest expense
Deposits	13,338	11,650	7,358	42,484	23,975
Other borrowed funds	3,090	2,603	1,920	10,716	6,740
Total interest expense	16,428	14,253	9,278	53,200	30,715
Net interest income	15,421	15,970	15,360	62,267	53,982
Provision for loan losses	1,487	888	1,179	3,892	4,872
Net interest income after provision for loan losses	13,934	15,082	14,181	58,375	49,110
Noninterest income
Service charges and fees	237	236	231	934	888
Mortgage banking activities	1,141	1,402	1,530	5,718	7,836
Gain on sale of loans	89	—	395	503	395
Other	580	356	383	1,605	1,422
Total noninterest income	2,047	1,994	2,539	8,760	10,541
Noninterest expense
Salaries and employee benefits	5,738	5,704	5,701	23,174	21,164
Marketing, advertising and promotion	543	601	590	2,468	2,393
Consulting and professional fees	862	709	617	3,055	3,091
Data processing	320	368	242	1,233	971
Loan expenses	204	241	303	942	1,027
Premises and equipment	1,307	1,244	1,125	4,996	4,183
Deposit insurance premium	570	441	420	1,956	1,410
Write-down of other real estate owned	2,423	—	—	2,423	—
Other	772	737	703	2,936	2,484
Total noninterest expense	12,739	10,045	9,701	43,183	36,723
Income before income taxes	3,242	7,031	7,019	23,952	22,928
Income tax (benefit) provision	(334)	743	3,521	2,052	7,702
Net income	$3,576	$6,288	$3,498	$21,900	$15,226

Per common share data
Earnings per share - basic	$0.35	$0.61	$0.41	$2.31	$2.14
Earnings per share - diluted	$0.35	$0.61	$0.41	$2.30	$2.13
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,593,577	$27,249	4.17%	$2,462,209	$26,019	4.19%	$1,993,001	$20,971	4.17%
Securities - taxable	402,179	2,927	2.89%	389,880	2,659	2.71%	403,905	2,521	2.48%
Securities - non-taxable	92,077	701	3.02%	94,020	698	2.95%	96,722	696	2.85%
Other earning assets	148,311	972	2.60%	131,306	847	2.56%	95,049	450	1.88%
Total interest-earning assets	3,236,144	31,849	3.90%	3,077,415	30,223	3.90%	2,588,677	24,638	3.78%
Allowance for loan losses	(17,065)			(16,312)			(14,486)
Noninterest earning-assets	101,771			87,127			76,392
Total assets	$3,320,850			$3,148,230			$2,650,583

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$89,234	$182	0.81%	$87,102	$133	0.61%	$86,744	$119	0.54%
Regular savings accounts	42,694	123	1.14%	51,557	147	1.13%	52,092	132	1.01%
Money market accounts	518,421	2,575	1.97%	527,715	2,206	1.66%	479,201	1,428	1.18%
Certificates and brokered deposits	1,822,094	10,458	2.28%	1,702,098	9,164	2.14%	1,345,368	5,679	1.67%
Total interest-bearing deposits	2,472,443	13,338	2.14%	2,368,472	11,650	1.95%	1,963,405	7,358	1.49%
Other borrowed funds	499,877	3,090	2.45%	439,412	2,603	2.35%	411,283	1,920	1.85%
Total interest-bearing liabilities	2,972,320	16,428	2.19%	2,807,884	14,253	2.01%	2,374,688	9,278	1.55%
Noninterest-bearing deposits	48,779			44,921			40,618
Other noninterest-bearing liabilities	9,907			10,218			12,607
Total liabilities	3,031,006			2,863,023			2,427,913
Shareholders' equity	289,844			285,207			222,670
Total liabilities and shareholders' equity	$3,320,850			$3,148,230			$2,650,583

Net interest income		$15,421			$15,970			$15,360

Interest rate spread			1.71%			1.89%			2.23%
Net interest margin			1.89%			2.06%			2.35%
Net interest margin - FTE [2]			2.07%			2.23%			2.59%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Twelve Months Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,382,504	$99,082	4.16%	$1,682,249	$70,465	4.19%
Securities - taxable	391,958	10,630	2.71%	400,449	10,036	2.51%
Securities - non-taxable	94,072	2,810	2.99%	95,694	2,786	2.91%
Other earning assets	116,074	2,945	2.54%	79,461	1,410	1.77%
Total interest-earning assets	2,984,608	115,467	3.87%	2,257,853	84,697	3.75%
Allowance for loan losses	(16,097)			(12,964)
Noninterest earning-assets	86,713			68,580
Total assets	$3,055,224			$2,313,469

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$90,229	$583	0.65%	$89,081	$488	0.55%
Regular savings accounts	51,333	585	1.14%	39,393	342	0.87%
Money market accounts	544,802	8,803	1.62%	415,910	4,227	1.02%
Certificates and brokered deposits	1,585,673	32,513	2.05%	1,169,219	18,918	1.62%
Total interest-bearing deposits	2,272,037	42,484	1.87%	1,713,603	23,975	1.40%
Other borrowed funds	468,411	10,716	2.29%	376,470	6,740	1.79%
Total interest-bearing liabilities	2,740,448	53,200	1.94%	2,090,073	30,715	1.47%
Noninterest-bearing deposits	45,562			35,043
Other noninterest-bearing liabilities	9,798			10,141
Total liabilities	2,795,808			2,135,257
Shareholders' equity	259,416			178,212
Total liabilities and shareholders' equity	$3,055,224			$2,313,469

Net interest income		$62,267			$53,982

Interest rate spread			1.93%			2.28%
Net interest margin			2.09%			2.39%
Net interest margin - FTE [2]			2.25%			2.57%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	December 31, 2018		September 30, 2018		December 31, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$114,382	4.2%	$105,489	4.2%	$122,940	5.9%
Owner-occupied commercial real estate	87,962	3.2%	93,568	3.8%	75,768	3.6%
Investor commercial real estate	5,391	0.2%	5,595	0.2%	7,273	0.4%
Construction	39,916	1.5%	38,228	1.5%	49,213	2.4%
Single tenant lease financing	919,440	33.8%	883,372	35.4%	803,299	38.4%
Public finance	706,342	26.0%	610,858	24.5%	438,341	21.0%
Healthcare finance	117,007	4.4%	89,525	3.7%	31,573	1.5%
Total commercial loans	1,990,440	73.3%	1,826,635	73.3%	1,528,407	73.2%

Consumer loans
Residential mortgage	399,898	14.7%	362,574	14.5%	299,935	14.3%
Home equity	28,735	1.1%	28,713	1.2%	30,554	1.5%
Trailers	136,620	5.0%	129,571	5.2%	101,369	4.8%
Recreational vehicles	91,912	3.4%	85,821	3.4%	69,196	3.3%
Other consumer loans	51,239	1.9%	55,175	2.2%	56,968	2.7%
Total consumer loans	708,404	26.1%	661,854	26.5%	558,022	26.6%

Net deferred loan fees, premiums, discounts and other [1]	17,384	0.6%	5,133	0.2%	4,764	0.2%

Total loans	$2,716,228	100.0%	$2,493,622	100.0%	$2,091,193	100.0%

	December 31, 2018		September 30, 2018		December 31, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$43,301	1.6%	$42,750	1.7%	$44,686	2.1%
Interest-bearing demand deposits	121,055	4.5%	94,681	3.9%	94,674	4.5%
Savings accounts	38,489	1.4%	47,033	1.9%	49,939	2.4%
Money market accounts	528,533	19.9%	478,548	19.6%	499,501	24.0%
Certificates of deposits	1,292,883	48.4%	1,252,690	51.2%	1,319,488	63.3%
Brokered deposits [2]	647,090	24.2%	530,862	21.7%	76,653	3.7%
Total deposits	$2,671,351	100.0%	$2,446,564	100.0%	$2,084,941	100.0%

1 Includes carrying value adjustments of $5.0 million, <$5.2> million and $0.3 million as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively, related to interest rate swaps associated with public finance loans.

2 As of March 31, 2018, $116.3 million of public fund deposits originated through an investment advisor who manages fixed income portfolios for municipalities were reclassified from certificates of deposit to brokered deposits per regulatory guidance.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Total equity - GAAP	$288,735	$287,740	$224,127	$288,735	$224,127
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$284,048	$283,053	$219,440	$284,048	$219,440

Total assets - GAAP	$3,541,692	$3,202,918	$2,767,687	$3,541,692	$2,767,687
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,537,005	$3,198,231	$2,763,000	$3,537,005	$2,763,000

Common shares outstanding	10,170,778	10,181,675	8,411,077	10,170,778	8,411,077

Book value per common share	$28.39	$28.26	$26.65	$28.39	$26.65
Effect of goodwill	(0.46)	(0.46)	(0.56)	(0.46)	(0.56)
Tangible book value per common share	$27.93	$27.80	$26.09	$27.93	$26.09

Total shareholders' equity to assets ratio	8.15%	8.98%	8.10%	8.15%	8.10%
Effect of goodwill	(0.12)%	(0.13)%	(0.16)%	(0.12)%	(0.16)%
Tangible common equity to tangible assets ratio	8.03%	8.85%	7.94%	8.03%	7.94%

Total average equity - GAAP	$289,844	$285,207	$222,670	$259,416	$178,212
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$285,157	$280,520	$217,983	$254,729	$173,525

Return on average shareholders' equity	4.89%	8.75%	6.23%	8.44%	8.54%
Effect of goodwill	0.09%	0.14%	0.14%	0.16%	0.23%
Return on average tangible common equity	4.98%	8.89%	6.37%	8.60%	8.77%

Total interest income	$31,849	$30,223	$24,638	$115,467	$84,697
Adjustments:
Fully-taxable equivalent adjustments [1]	1,477	1,351	1,555	5,010	4,053
Total interest income - FTE	$33,326	$31,574	$26,193	$120,477	$88,750

Net interest income	$15,421	$15,970	$15,360	$62,267	$53,982
Adjustments:
Fully-taxable equivalent adjustments [1]	1,477	1,351	1,555	5,010	4,053
Net interest income - FTE	$16,898	$17,321	$16,915	$67,277	$58,035

Net interest margin	1.89%	2.06%	2.35%	2.09%	2.39%
Effect of fully-taxable equivalent adjustments [1]	0.18%	0.17%	0.24%	0.16%	0.18%
Net interest margin - FTE	2.07%	2.23%	2.59%	2.25%	2.57%

1 Assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Income before income taxes - GAAP	$3,242	$7,031	$7,019	$23,952	$22,928
Adjustments:
Write-down of other real estate owned	2,423	—	—	2,423	—
Net deferred tax asset revaluation	—	—	—	—	—
Adjusted income before income taxes	$5,665	$7,031	$7,019	$26,375	$22,928

Income tax (benefit) provision - GAAP	$(334)	$743	$3,521	$2,052	$7,702
Adjustments:
Write-down of other real estate owned	509	—	—	509	—
Net deferred tax asset revaluation	—	—	(1,846)	—	(1,846)
Adjusted income tax provision	$175	$743	$1,675	$2,561	$5,856

Net income - GAAP	$3,576	$6,288	$3,498	$21,900	$15,226
Adjustments:
Write-down of other real estate owned	1,914	—	—	1,914	—
Net deferred tax asset revaluation	—	—	1,846	—	1,846
Adjusted net income	$5,490	$6,288	$5,344	$23,814	$17,072

Diluted average common shares outstanding	$10,275,040	$10,273,766	$8,527,599	$9,508,653	$7,149,302

Diluted earnings per share - GAAP	$0.35	$0.61	$0.41	$2.30	$2.13
Adjustments:
Effect of write-down of other real estate owned	0.18	—	—	0.20	—
Effect of net deferred tax asset revaluation	—	—	0.22	—	0.26
Adjusted diluted earnings per share	$0.53	$0.61	$0.63	$2.50	$2.39

Return on average assets	0.43%	0.79%	0.52%	0.72%	0.66%
Effect of write-down of other real estate owned	0.23%	0.00%	0.00%	0.06%	0.00%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.28%	0.00%	0.08%
Adjusted return on average assets	0.66%	0.79%	0.80%	0.78%	0.74%

Return on average shareholders' equity	4.89%	8.75%	6.23%	8.44%	8.54%
Effect of write-down of other real estate owned	2.62%	0.00%	0.00%	0.74%	0.00%
Effect of net deferred tax asset revaluation	0.00%	0.00%	3.29%	0.00%	1.04%
Adjusted return on average shareholders' equity	7.51%	8.75%	9.52%	9.18%	9.58%

Return on tangible common equity	4.98%	8.89%	6.37%	8.60%	8.77%
Effect of write-down of other real estate owned	2.66%	0.00%	0.00%	0.75%	0.00%
Effect of net deferred tax asset revaluation	0.00%	0.00%	3.36%	0.00%	1.07%
Adjusted return on average tangible common equity	7.64%	8.89%	9.73%	9.35%	9.84%

Effective income tax rate	(10.3)%	10.6%	50.2%	8.6%	33.6%
Effect of write-down of other real estate owned	13.4%	0.0%	0.0%	1.1%	0.0%
Effect of net deferred tax asset revaluation	0.0%	0.0%	(26.3)%	0.0%	(8.1)%
Adjusted effective income tax rate	3.1%	10.6%	23.9%	9.7%	25.5%